License Agreement for
                          Qwest Cyber.Solutions LLC

The terms and conditions of this licensing agreement are confidential between KEWi.net and Qwest Cyber.Solutions

1. LICENSE GRANT. . KEWi.net, Inc., a Colorado corporation ("KEWi.net"), hereby grants Qwest Cyber.Solutions LLC ("Licensee") a non-exclusive, worldwide, irrevocable and non-transferable license to reproduce and use for business purposes the executable code version of ASKKEWi.net (including upgrades, enhancements, patches, bug fixes and related documentation) (collectively Product"), provided any copy must contain all of the original proprietary notices. Except for Licensee's subcontractors, Licensee may not redistribute the Product to any third party unless Licensee has separately entered into a distribution agreement with KEWi.net.

2. RESTRICTIONS. Except as otherwise expressly permitted in this Agreement, or in another KEWi.net agreement to which Licensee is a party, Licensee may not: (i) modify or create any derivative works of the Product or documentation, including translation or localization; (ii) decompile, disassemble, reverse engineer, or otherwise attempt to derive the source code for the Product (except to the extent applicable laws specifically prohibit such restriction); (iii) redistribute, encumber, sell, rent, lease, sublicense, or otherwise transfer rights to the Product; (iv) remove or alter any trademark, logo, copyright or other proprietary notices, legends, symbols or labels in the Product;
or (v) publish any results of benchmark tests run on the Product to a third party without KEWi.net's prior written consent.

3. TERMS. The terms and pricing for the Product, development and integration are described in the Production Agreement and the Statement of Work provided to Licensee by BVP Media.

4. SOURCE CODE. A copy of the source code will be escrowed to allow the licensee to make modifications to the Product in the event that the owner of the Product is not capable of providing ongoing support.

5. LIMITED WARRANTY. KEWi.net does not warrant that the functions contained in the programs will be uninterrupted or error free, however KEWi.net will use commercially reasonable efforts to correct an defect or error within a reasonable time. KEWi.net's entire liability and Licensee's exclusive remedy for failure to correct any such defect or error shall be return the subscription fees paid by Licensee under this Agreement. EXCEPT FOR THE WARRANTIES EXPRESSLY AND SPECIFICALLY DESCRIBED IN PARAGRAPH 5, THERE ARE NO WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL SUCH WARRANTIES ARE EXPRESSLY AND SPECIFICALLY DISCLAIMED.

6. LIABILITY. Licensee agrees that regardless of the form of any claim, KEWI.net's liability for any damages to Licensee or to any other party shall not exceed the amount Licensee of the subscription fees IN NO EVENT UNDER ANY THEORY OF LAW, INCLUDING BUT NOT LIMITED TO, BREACH OF WARRANTY, NEGLIGENCE, OR OTHER
TORT, SHALL EITHER PARTY, THEIR AGENTS NOR SUPPLIERS, BE RESPONSIBLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. U.S. GOVERNMENT RESTRICTED RIGHTS. Access to the KEWi Software is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in paragraph (c)(1)(ii) of the Rights in Technical Data and Computer Software Clause at 52.227-7013 for DOD contracts, and at FAR (48 CFR 52.227-19 C(1) and (2)) for civilian agency contracts or other comparable agency clause.

8. GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of Colorado and the United States, including patent and copyright laws, without reference to the 1980 United Nations Convention on Contracts for the International Sales of Goods. No conflict of law provisions shall invoke so as to use the laws of any other jurisdiction.
The exclusive venue for all cases related to or arising out of this Agreement shall be the federal and state courts in the State of Colorado except that, at the option of KEWI.net, an injunction proceeding may be brought in the state where Licensee resides.
If any of the provisions, or portions thereof, of the Agreement are invalid or unenforceable under any applicable statute or rule of law, the court shall reform the contract to the minimum extent necessary to be valid and enforceable ; all other terms shall remain unchanged.

9. WHOLE AGREEMENT. This Agreement constitutes the entire agreement between Licensee and KEWi.net and all additions, amendments or modifications of this Agreement are binding upon the parties, only if same is in writing and duly executed by Licensee and KEWI.net. Applicable specifications or terms from Licensee's Purchase Order are binding to KEWI.net only if they are specifically incorporated by reference into this document after the "Terms" heading. If any documents are incorporated herein, in the event of any conflicts between the terms of this Agreement and those appearing on the face of such incorporated document, the terms and conditions of this Agreement shall prevail. The waiver or failure of KEWi.net to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further or future right of this Agreement.

10. TERM AND TERMINATION. KEWi.net shall have the right to terminate this agreement upon 60 days notice to Licensee if Licensee breaches any term or condition hereof, and such breach is not cured within 60 days. In the event that Licensee either
(a) fails to make timely required payments to KEWi.net, if applicable; or (b) breaches the Agreement, Licensee agrees that Licensee will discontinue the use of the Product. This license agreement will automatically renew with receipt of the monthly subscription fees for the Product from Licensee. KEWi.net reserves the right to change the subscription fee for access to the Product upon 30 day written notice after the initial term of this license agreement is complete, but any such change will be effective throughout such renewal term.

11. MAINTENANCE AND SUPPORT. Support will be provided via the internet using the Product. Telephone support service is currently available Monday through Friday 8:00 a.m. to 5:00 p.m. MT; hours and days of service are subject to change at any time upon thirty (30) days written notice to Licensee. All other maintenance and support services, including but not limited to on-site assistance, custom programming, custom designed reports and forms, and provision of otherwise included services that are beyond "reasonable," may be furnished by KEWi.net subject to KEWi.net staff availability, and at KEWi.net's then-current rate and costs. KEWi.net will answer Licensee's specific questions; on a best-efforts basis. Although KEWi.net will attempt to provide some guidance and direction, KEWi.net is not responsible for resolving issues related to networks, operating systems, back-end data bases, or hardware.

12. ASSIGNMENT. Licensee may assign its rights and obligations under this Agreement in connection with the sale of all or substantially all of its assets.

13. INDEMNIFICATION. KEWi.net will indemnify, defend and hold harmless Licensee, its agents, officers, consultants, employees and subcontractors from any all claims, demands, causes of action, damages, costs, expenses, penalties, losses, liabilities, fines, penalties and forfeitures (including investigation costs, reasonable attorneys fees, including the fully-burdened cost of in-house counsel, and third party fees) arising from the infringement or violation by the Product of any patent, copyright, trade secrets, know-how or other intellectual property rights of any third party. Licensee will have final approval of any settlement requiring payment from Licensee or reducing Licensee's rights to use any property which forms the subject matter of the claim, action or proceeding.

I acknowledge that I have read and agree to all the terms and conditions of the KEWi.net License Agreement as set forth in this document.

/s/  Martin Barrack
Authorized Signature

Martin Barrack, Vice President                              May 22, 2000
Print Name and Title
Date

Effective Date: July 1, 2000